EXHIBIT 24.1

                           POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Frederick A. Krehbiel and John H. Krehbiel, Jr. and each of them his true and lawful attorneys-in-fact, with full powers of substitution and resubstitution, for his and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any pre- or post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

SIGNATURE                   TITLE                                    DATE

s/ Frederick A. Krehbiel    Co-Chairman and Co-Chief Executive
Frederick A. Krehbiel       Officer (Principal Executive Officer)    January 26, 2001


s/ John H. Krehbiel, Jr.    Co-Chairman and Co-Chief Executive
John H. Krehbiel, Jr.       Officer (Principal Executive Officer)    January 26, 2001


s/ Robert B. Mahoney        Vice President, Treasurer and Chief      January 26, 2001
Robert B. Mahoney           Financial Officer (Principal Financial
                            Officer and Principal Accounting Officer)

s/ Robert J. Potter         Director                                 January 26, 2001
Robert J. Potter


s/ Edgar D. Jannotta        Director                                 January 26, 2001
Edgar D. Jannotta


s/ Fred L. Krehbiel         Director                                 January 26, 2001
Fred L. Krehbiel


s/ Donald G. Lubin          Director                                 January 26, 2001
Donald G. Lubin


s/ Masahisa Naitoh          Director                                 January 26, 2001
Masahisa Naitoh


s/ Michael J. Birck         Director                                 January 26, 2001
Michael J. Birck


s/ Douglas K. Carnahan      Director                                 January 26, 2001
Douglas K. Carnahan


s/ J. Joseph King           Director                                 January 26, 2001
J. Joseph King


s/ Martin P. Slark          Director                                 January 26, 2001
Martin P. Slark